Groupon Reports First Quarter 2025 Results
Global Revenue down 5% and Billings up 1%%
North America Local Revenue down less than 1% and Local Billings up 11%
International Local revenue declined 8%. Excluding Italy, International Local revenue grew 4%
•Global revenue of $117.2 million
•Global billings of $386.5 million
•Net income from continuing operations of $8.0 million
•Adjusted EBITDA of $15.3 million
•Exited Q1 with $226.8 million in cash

CHICAGO - May 7, 2025 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the first quarter ended March 31, 2025. The company filed its Form 10-Q with the Securities and Exchange Commission and posted updated earning commentary on its investor relations website (investor.groupon.com).
"After a strong start to 2025, it is time to go on offense." said Dusan Senkypl, Chief Executive Officer of Groupon. "With North America Local Billings accelerating to double-digit growth and our local marketplace strategy showing green shoots across geographies and verticals, we are building momentum and expect to continue to accelerate our growth. We're focused on delivering sustainable growth by creating exceptional value for both consumers and merchants."

First Quarter 2025 Summary
All comparisons in this press release are year-over-year unless otherwise noted.
Consolidated
•Revenue was $117.2 million in the first quarter 2025, down 5% (4% FX-neutral) compared with the prior year period. Local revenue was $108.4 million in the first quarter 2025, down 3% (2% FX-neutral) compared with the prior year period.
•Gross billings were $386.5 million in the first quarter 2025, up 1% (2% FX-neutral) compared with the prior year period.
•Unit sales were 8.5 million in the first quarter 2025, down 17% sequentially and down 6% compared with the prior year period.
•Active customers were 15.5 million as of March 31, 2025, up 0.4% sequentially and down 4% compared with the prior year period.
•Gross profit was $106.3 million in the first quarter 2025, down 4% (3% FX-neutral) compared with the prior year period.
•Marketing expense was $34.4 million, or 32% of gross profit in the first quarter 2025, compared with $28.8 million, or 26% of gross profit in the prior year period.
•SG&A was $69.8 million in the first quarter 2025 compared with $74.3 million in the prior year period.
•Net income from continuing operations was $8.0 million in the first quarter 2025 compared with net loss from continuing operations of $11.5 million in the prior year period.

•Adjusted EBITDA, a non-GAAP financial measure, was positive $15.3 million in the first quarter 2025, compared with positive $19.5 million in the prior year period.
•Operating cash flow from continuing operations for the first quarter 2025 was flat, and free cash flow, a non-GAAP financial measure, was negative $3.8 million.
•Cash and cash equivalents as of March 31, 2025 were $226.8 million.
North America
•North America revenue was $91.1 million in the first quarter 2025, down 3% compared with the prior year period. North America Local revenue was $85.9 million in the first quarter 2025, down less than 1% compared with the prior year period. While Local billings grew year over year, our Local revenue remained relatively flat as a result of higher redemption rates as well as lower deal margins.
•North America gross billings were $286.5 million in the first quarter 2025, up 5% compared with the prior year period. North America Local billings were $255.7 million in the first quarter 2025, up 11% compared with the prior year period.
•North America unit sales were 5.7 million in the first quarter 2025, down 12% sequentially and down 1% compared with the prior year period.
•North America active customers were 10.5 million as of March 31, 2025, up 2% sequentially and up 3% compared with the prior year period.
•North America gross profit in the first quarter 2025 was $82.9 million, down 2% compared with the prior year period.
International
•International revenue was $26.1 million in the first quarter 2025, down 10% (8% FX-neutral) compared with the prior year period. International Local revenue was $22.4 million, down 9% (8% FX-neutral) compared with the prior year period. The Local category decrease was primarily attributable to the exit of our Local business in Italy. Excluding Italy, International Local revenue increased 4%.
•International gross billings were $100.0 million in the first quarter 2025, down 8% (5% FX-neutral) compared with the prior year period. International Local billings were $80.5 million in the first quarter 2025, down 5% (3% FX-neutral) compared with the prior year period. Excluding Italy, International Local billings increased 5%.
•International unit sales were 2.8 million in the first quarter 2025, down 25% sequentially and down 15% compared with the prior year period.
•International active customers were 5.0 million as of March 31, 2025, down 3% sequentially and down 15% compared with the prior year period.
•International gross profit in the first quarter 2025 was $23.4 million, down 11% (9% FX-neutral) compared with the prior year period.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.

Outlook
For information about our guidance, refer to our earnings commentary that is posted on our investor relations website (investor.groupon.com).
Conference Call
A conference call will be webcast Thursday, May 8, 2025 at 7:00 a.m. CT / 8:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA, and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: foreign currency gains and losses, loss on extinguishment of exchanged debt, interest income and interest expense. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. We exclude special charges and credits included charges related to our 2020 and 2022 restructuring plans, gain on sale of assets and foreign VAT assessments. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results. For the Foreign VAT assessments, we also considered the fact that we ceased operations in Portugal in 2016 and it is not part of our ongoing business. We have not engaged in any revenue-generating or payroll-related activity in Portugal since ceasing those operations nor do we intend to engage in these activities in that jurisdiction in the future.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Contribution Profit is financial measure and our measure of segment profitability, defined as net revenues less cost of sales and marketing expense.
Adjusted EBITDA is a non-GAAP performance measure that we define as Net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for Net income (loss) from continuing operations.
Free cash flow is a non-GAAP liquidity measure that comprises Net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from Revenue reported in our Condensed Consolidated Statements of Operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; any impact from U.S. and international financial reform legislation and regulations, and any potential trade protection measures, such as new or incremental tariffs; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”) and our 6.250% Convertible Senior Secured Notes due March 2027 (the "2027 Notes"); our Common Stock, including volatility in our stock price and financial markets; a potential economic slowdown; our ability to realize the anticipated benefits from the capped call transactions relating to our 2026 Notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A. Risk Factors on our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.

About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations Contact:
ir@groupon.com

Public Relations Contact:
Emma Coleman
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$226,814	$228,843
Accounts receivable, net	32,061	34,153
Prepaid expenses and other current assets	52,149	52,365
Total current assets	311,024	315,361
Property, equipment and software, net	16,519	17,827
Right-of-use assets - operating leases, net	5,495	6,041
Goodwill	178,685	178,685
Intangible assets, net	4,347	4,738
Investments	74,823	74,823
Deferred income taxes	5,839	6,071
Other non-current assets	11,421	9,144
Total assets	$608,153	$612,690
Liabilities and equity (deficit)
Current liabilities:
Current portion of convertible senior notes, net	$53,379	$—
Accounts payable	10,502	11,311
Accrued merchant and supplier payables	190,370	196,350
Accrued expenses and other current liabilities	95,235	97,765
Total current liabilities	349,486	305,426
Convertible senior notes, net	193,051	246,013
Operating lease obligations	3,196	3,604
Other non-current liabilities	16,763	16,596
Total liabilities	562,496	571,639
Commitment and contingencies
Stockholders' equity (deficit)
Common Stock, par value $0.0001 per share, 100,500,000 shares authorized; 50,106,923 shares issued and 39,812,806 shares outstanding at March 31, 2025; 50,090,026 shares issued and 39,795,909 shares outstanding at December 31, 2024	5	5
Additional paid-in capital	2,449,516	2,441,656
Treasury stock, at cost, 10,294,117 shares at March 31, 2025 and December 31, 2024	(922,666)	(922,666)
Accumulated deficit	(1,501,739)	(1,508,914)
Accumulated other comprehensive income (loss)	20,363	30,734
Total Groupon, Inc. stockholders' equity (deficit)	45,479	40,815
Noncontrolling interests	178	236
Total equity (deficit)	45,657	41,051
Total liabilities and equity (deficit)	$608,153	$612,690

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$117,187	$123,084
Cost of revenue	10,889	12,527
Gross profit	106,298	110,557
Operating expenses:
Marketing	34,437	28,809
Selling, general and administrative	69,840	74,282
Restructuring and related charges	137	96
Total operating expenses	104,414	103,187
Income (loss) from operations	1,884	7,370
Other income (expense), net	7,571	(12,682)
Income (loss) continuing operations before provision (benefit) for income taxes	9,455	(5,312)
Provision (benefit) for income taxes	1,428	6,194
Income (loss) from continuing operations	8,027	(11,506)
Income (loss) from discontinued operations, net of tax	(471)	—
Net income (loss)	7,556	(11,506)
Net (income) loss attributable to noncontrolling interests	(381)	(765)
Net income (loss) attributable to Groupon, Inc.	$7,175	$(12,271)

Basic net income (loss) per share:
Continuing operations	$0.19	$(0.33)
Discontinued operations	(0.01)	—
Basic net income (loss) per share	$0.18	$(0.33)

Diluted net income (loss) per share:
Continuing operations	$0.18	$(0.33)
Discontinued operations	(0.01)	—
Diluted net income (loss) per share	$0.17	$(0.33)

Weighted average number of shares outstanding:
Basic	39,809,354	37,709,971
Diluted	41,719,655	37,709,971

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income (loss)	$7,556	$(11,506)
Less: Income (loss) from discontinued operations, net of tax	(471)	—
Income (loss) from continuing operations	8,027	(11,506)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	5,210	8,071
Amortization of acquired intangible assets	401	1,606
Stock-based compensation	7,694	2,374
Liability-classified 2024 Executive PSUs(1)	2,418	—
Foreign currency (gains) losses, net	(7,074)	9,797
Change in assets and liabilities:
Accounts receivable	2,625	515
Prepaid expenses and other current assets	860	3,564
Right-of-use assets - operating leases	744	750
Accounts payable	(873)	(6,087)
Accrued merchant and supplier payables	(7,979)	(16,082)
Accrued expenses and other current liabilities	(5,263)	(2,298)
Operating lease obligations	(819)	(2,489)
Payment for early lease termination	—	(1,832)
Other, net	(5,993)	3,506
Net cash provided by (used in) operating activities from continuing operations	(22)	(10,111)
Net cash provided by (used in) operating activities from discontinued operations	—	—
Net cash provided by (used in) operating activities	(22)	(10,111)
Investing activities
Purchases of property and equipment and capitalized software	(3,737)	(3,709)
Proceeds from sale of assets, net	—	116
Acquisitions of intangible assets and other investing activities	—	(338)
Net cash provided by (used in) investing activities from continuing operations	(3,737)	(3,931)
Net cash provided by (used in) investing activities from discontinued operations	—	—
Net cash provided by (used in) investing activities	(3,737)	(3,931)
Financing activities
Payments of borrowings under revolving credit agreement	—	(42,776)
Proceeds from Rights Offering, net of issuance costs	—	79,619
Other financing activities	(454)	(1,502)
Net cash provided by (used in) financing activities	(454)	35,341
Effect of exchange rate changes on cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	2,331	(494)
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(1,882)	20,805
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,882)	20,805
Cash, cash equivalents and restricted cash, beginning of period (2)	262,569	167,638
Cash, cash equivalents and restricted cash, end of period (2)	$260,687	$188,443
(1)    This activity relates to the stock-based compensation expense for the liability-classified 2024 Executive PSU awards granted in 2024 that are required to be settled in cash.

(2)     The following table provides a reconciliation of Cash, cash equivalents and restricted cash shown above to amounts reported within the Condensed Consolidated Balance Sheets as of March 31, 2025, December 31, 2024, March 31, 2024 and December 31, 2023 (in thousands).

	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2023
Cash and cash equivalents	$226,814	$228,843	$158,717	$141,563
Restricted cash included in prepaid expenses and other current assets	33,873	33,726	29,726	26,075
Cash, cash equivalents and restricted cash	$260,687	$262,569	$188,443	$167,638

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
North America Segment:						Q1 2025
Gross billings(1):						Y/Y Growth
Local	$231,053	$243,587	$248,751	$276,445	$255,656	10.6%
Travel	26,911	21,881	15,078	15,477	22,242	(17.3)
Goods	14,968	13,501	11,234	13,886	8,621	(42.4)
Total gross billings	$272,932	$278,969	$275,063	$305,808	$286,519	5.0%
Revenue:
Local	$86,460	$91,707	$81,479	$91,229	$85,942	(0.6)%
Travel	4,596	3,858	2,919	2,833	3,659	(20.4)
Goods	3,078	2,792	2,491	2,629	1,512	(50.9)
Total revenue	$94,134	$98,357	$86,889	$96,691	$91,113	(3.2)%
Gross profit:
Local	$77,826	$83,259	$73,026	$82,694	$78,464	0.8%
Travel	3,640	3,191	2,513	2,429	3,094	(15.0)
Goods	2,662	2,429	2,199	2,295	1,314	(50.6)
Total gross profit	$84,128	$88,879	$77,738	$87,418	$82,872	(1.5)%

Contribution profit (2)	$62,346	$59,402	$49,095	$54,224	$56,398	(9.5)%

International Segment:						Q1 2025
Gross billings:						Y/Y Growth	FX Effect	Y/Y Growth excluding FX (3)
Local	$85,033	$72,932	$76,793	$98,037	$80,478	(5.4)	2.1	(3.3)%
Travel	8,700	7,284	7,659	8,463	7,080	(18.6)	2.9	(15.7)
Goods	14,481	14,422	13,877	17,750	12,399	(14.4)	2.8	(11.6)
Total gross billings	$108,214	$94,638	$98,329	$124,250	$99,957	(7.6)	2.2	(5.4)%
Revenue:
Local	$24,750	$22,401	$23,473	$28,709	$22,419	(9.4)	1.8	(7.6)%
Travel	1,755	1,588	1,383	1,497	1,392	(20.7)	3.3	(17.4)
Goods	2,445	2,269	2,734	3,481	2,263	(7.4)	2.7	(4.7)
Total revenue	$28,950	$26,258	$27,590	$33,687	$26,074	(9.9)	2.0	(7.9)%
Gross profit:
Local	$22,832	$20,522	$21,614	$26,476	$20,325	(11.0)	1.8	(9.2)%
Travel	1,559	1,407	1,192	1,302	1,202	(22.9)	3.3	(19.6)
Goods	2,038	1,859	2,351	2,990	1,899	(6.8)	2.7	(4.1)
Total gross profit	$26,429	$23,788	$25,157	$30,768	$23,426	(11.4)	2.0	(9.4)%

Contribution profit	$19,402	$16,745	$17,542	$21,341	$15,463	(20.3)%

Consolidated Results of Operations:
Gross billings:
Local	$316,086	$316,519	$325,544	$374,482	$336,134	6.3	0.7	7.0%
Travel	35,611	29,165	22,737	23,940	29,322	(17.7)	0.7	(17.0)
Goods	29,449	27,923	25,111	31,636	21,020	(28.6)	1.3	(27.3)
Total gross billings	$381,146	$373,607	$373,392	$430,058	$386,476	1.4	0.6	2.0%
Revenue:
Local	$111,210	$114,108	$104,952	$119,938	$108,361	(2.6)	0.4	(2.2)%
Travel	6,351	5,446	4,302	4,330	5,051	(20.5)	0.9	(19.6)
Goods	5,523	5,061	5,225	6,110	3,775	(31.6)	1.2	(30.4)
Total revenue	$123,084	$124,615	$114,479	$130,378	$117,187	(4.8)	0.5	(4.3)%
Gross profit:
Local	$100,658	$103,781	$94,640	$109,170	$98,789	(1.9)	0.4	(1.5)%
Travel	5,199	4,598	3,705	3,731	4,296	(17.4)	1.0	(16.4)
Goods	4,700	4,288	4,550	5,285	3,213	(31.6)	1.2	(30.4)
Total gross profit	$110,557	$112,667	$102,895	$118,186	$106,298	(3.9)	0.5	(3.4)%

Contribution profit	$81,748	$76,147	$66,637	$75,566	$71,861	(12.1)%
Net cash provided by (used in) operating activities from continuing operations	$(10,111)	$15,300	$(16,258)	$66,963	$(22)	99.8%
Free cash flow	$(13,820)	$10,826	$(19,666)	$63,221	$(3,759)	72.8%

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Active customers(4):
North America	10.2	10.2	10.2	10.3	10.5
International	5.9	5.6	5.3	5.1	5.0
Total active customers	16.1	15.8	15.5	15.4	15.5

North America Units:
Local	5,102	5,308	5,376	6,018	5,367
Goods	574	487	379	443	259
Travel	108	87	61	66	89
Total North America units	5,784	5,882	5,816	6,527	5,715

International Units:
Local	2,888	2,259	2,475	3,142	2,446
Goods	404	381	352	551	336
Travel	49	39	41	51	43
Total International units	3,341	2,679	2,868	3,744	2,825

Consolidated Units:
Local	7,990	7,567	7,851	9,160	7,813
Goods	978	868	731	993	595
Travel	157	126	102	117	132
Total consolidated units	9,125	8,561	8,684	10,270	8,540

Headcount:
Sales (5)	647	657	716	676	694
Other	1,431	1,403	1,434	1,403	1,310
Total headcount	2,078	2,060	2,150	2,079	2,004

(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss) from continuing operations:

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Net income (loss) from continuing operations	$(11,506)	$(9,412)	$14,522	$(50,118)	$8,027
Adjustments:
Stock-based compensation (1)	2,374	6,418	8,890	9,052	7,694
Depreciation and amortization	9,677	7,824	6,895	6,504	5,611
Restructuring and related charges	96	(379)	896	453	137
(Gain) on sale of assets	—	(5,044)	—	—	—
Foreign VAT assessments (2)	—	3,302	3,672	—	—
Other (income) expense, net (3)	12,682	4,483	(22,429)	44,449	(7,571)
Provision (benefit) for income taxes	6,194	9,287	2,321	8,321	1,428
Total adjustments	31,023	25,891	245	68,779	7,299
Adjusted EBITDA	$19,517	$16,479	$14,767	$18,661	$15,326
(1)Stock-based compensation excludes expense related to the liability-classified 2024 Executive PSUs that are required to be settled in cash for the three months ended December 31, 2024 and the three months ended March 31, 2025.
(2)The Foreign VAT assessments adjustment excludes related interest expense of $0.1 million for the three months ended December 31, 2024, $0.9 million for the three months ended September 30 2024 and $0.8 million for the three months ended June 30, 2024 as the interest expense is included within Other (income) expense, net.
(3)Includes $1.6 million related to a loss on extinguishment of exchanged debt in connection with the Exchange and Subscription agreements for the year ended December 31, 2024.

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Net cash provided by (used in) operating activities from continuing operations	$(10,111)	$15,300	$(16,258)	$66,963	$(22)
Purchases of property and equipment and capitalized software from continuing operations	(3,709)	(4,474)	(3,408)	(3,742)	(3,737)
Free cash flow	$(13,820)	$10,826	$(19,666)	$63,221	$(3,759)

Net cash provided by (used in) investing activities from continuing operations	$(3,931)	$4,303	$(3,442)	$(3,742)	$(3,737)
Net cash provided by (used in) financing activities	$35,341	$(1,721)	$(691)	$14,861	$(454)